UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 28, 2008

MASSBANK Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15137	04-2930382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Haven Street, Reading, Massachusetts 01867

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 662-0100

Former name or address, if changed from last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 28, 2008, the Board of Directors determined that the nominees for election to the Board of Directors submitted by Seidman and Associates, LLC did not meet the minimum threshold qualifications for nomination, election or service on the Board of Directors, pursuant to Article II, Section 2A of the Bylaws. A copy of the letters addressed to Seidman and Associates, LLC and its nominees Lawrence Seidman, Thomas Goggins and Welles Hatch are attached as exhibits.

MASSBANK Corp. (the “Corporation”) will file a proxy statement in connection with its 2008 annual meeting of stockholders. STOCKHOLDERS OF THE CORPORATION ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Corporation with the Securities and Exchange Commission (“SEC”) for free at the Internet website maintained by the SEC at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at the Corporation’s Internet website at www.massbank.com. The Corporation and its directors may be deemed to be participants in the solicitation of proxies. Information concerning these participants is found in the Corporation’s proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on March 16, 2007, and will be set forth in the proxy statement for its 2008 annual meeting of stockholders.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

99.1	Letter addressed to Seidman and Associates, LLC.

99.2	Letter addressed to Lawrence Seidman

99.3	Letter addressed to Thomas Goggins

99.4	Letter addressed to Welles Hatch

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASSBANK Corp.

Date: February 29, 2008	By:	/s/ Reginald E. Cormier
Reginald E. Cormier Senior Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Letter addressed to Seidman and Associates, LLC.

99.2	Letter addressed to Lawrence Seidman

99.3	Letter addressed to Thomas Goggins

99.4	Letter addressed to Welles Hatch

*	Filed herewith